Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with the issuance and sale of (i) up to 1,500,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, (ii) up to 1,500,000 shares of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, and (iii) up to 4,000,000 shares of 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, other than compensation payable to JonesTrading Institutional Services LLC as sales agent under the equity distribution agreement for such offering. All fees, except the Securities and Exchange Commission registration fee and the NYSE listing fee, are estimates.

Securities and Exchange Commission registration fee	$21,376.95
NYSE listing fee	33,600.00
Legal fees and expenses	100,000.00
Accounting fees and expenses	30,000.00
Printing and engraving expenses	13,500.00

Total	$198,476.95